Exhibit 99.1

Avnet, Inc. 2211 South 47th Street Phoenix, AZ 85034
PRESS RELEASE

Avnet Reports Second Quarter Fiscal 2018 Results

Phoenix, January 25, 2018 - Avnet, Inc. (NYSE:AVT) today announced results for the second quarter ended December 30, 2017.

Second Quarter Results

•	Sales of $4.5 billion were at the high end of our guidance
o	Sales increased 5.8% year over year
o	Organic sales increased 1.9% in constant currency from the year ago quarter
•	Diluted earnings per share (EPS) from continuing operations of $0.47
o	Adjusted diluted EPS from continuing operations of $0.78
•	Cash generated from operating activities was $68.8 million in the December quarter

	Second Quarters Ended
				Organic
	December 30, 2017	December 31, 2016 (1)	Change	Growth (2)
Avnet	$ in millions, except per share data
Sales	$4,521.6	$4,273.6	5.8%	4.6%
Constant Currency (3)			3.1%	1.9%
Americas	1,210.2	1,252.6	(3.4)%	(4.8)%
EMEA	1,506.0	1,380.7	9.1%	7.0%
Constant Currency (3)			0.8%	(1.2)%
Asia	1,805.4	1,640.3	10.1%	9.8%
Constant Currency (3)			10.2%	9.9%

Operating Income	87.0	124.2	(30.0)%
Adjusted Operating Income (2)	145.7	164.5	(11.4)%

Income from continuing operations	56.8	32.5	74.9%
Adj Income from continuing operations (2)	94.5	100.8	(6.3)%

Diluted EPS continuing operations	$0.47	$0.25	88.0%
Adj Diluted EPS continuing operations (2)	$0.78	$0.77	1.3%

(1)	Financial information is for continuing operations and excludes the Technology Solutions (TS) business as the sale of this business was completed during Q3 FY17.
(2)	Non-GAAP measure. A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.
(3)

Year-over-year sales growth rate excludes the impact of changes in foreign currency exchange rates. A discussion on the impact of foreign currency on Avnet results of operations is included in the “Non-GAAP Financial Information” section of this press release.

“Our team delivered a strong quarter with improvements across our business. We exceeded our financial commitments and importantly, the Americas region has stabilized after several quarters of challenges,” said Avnet CEO Bill Amelio.  “Our unique ecosystem and growth engines are really coming together nicely. Our communities, comprised of engineers, makers and start-ups doing design work, added nearly 10% new member growth sequentially, and our digital revenue continues to grow and exceeded an $800 million annual run rate. Premier Farnell delivered strong revenue growth with improving operating margins. Customers and suppliers are recognizing how Avnet can uniquely provide critical services at each stage of the product lifecycle as we help customers move from idea to product and from product to market. With our ecosystem performing well coupled with a strong book to bill we are pleased to be able to increase our fiscal 2018 revenue and EPS guidance in this important transition year at Avnet.”

Operating Group Results

		Year-over-Year Growth Rates
	Q2 FY18	Reported	Organic
	Sales	Sales	Sales (1)
	(in millions)
Sales
Electronic Components	$4,163.5	4.0%	4.0%
Constant Currency (2)		1.4%	1.4%

Premier Farnell (acquired Oct 17, 2016)	$358.1	33.0%	12.3%
Constant Currency (2)		27.5%	7.7%

	Q2 FY18	Q2 FY17	Change
Operating Income
Electronic Components	$129.8	$166.7	(22.1)%
Premier Farnell	35.6	24.0	48.6%

Operating Income Margin
Electronic Components	3.1%	4.2%	(104)	bps
Premier Farnell	10.0%	8.9%	105	bps

(1)	Non-GAAP measure. Refer to the “Non-GAAP Financial Information” section of this press release.
(2)	Refer to “Non-GAAP Financial Information” section in this press release.

•	Electronic Components sales exceeded expectations driven by the Americas and Asia regions
o	Sales increased 4.0% year over year driven by the EMEA and Asia regions
o	Organic sales increased 1.4% from the year ago quarter in constant currency
o	Electronic Components Asia organic sales increased 9.5% year over year in constant currency
•	Premier Farnell sales increased 33.0% year over year
o	Organic sales increased 7.7% from the year ago quarter in constant currency
•	Electronic Components operating income margin declined year over year due to supplier channel and program changes
•	Premier Farnell operating income margin improved year over year due to the realization of cost synergies

Cash Flow and Returns to Shareholders

•	Returned $89 million of cash to shareholders via share repurchases and dividends
•	Cash and cash equivalents at the end of the quarter was $589.5 million; net debt (total debt less cash and cash equivalents) was $1.14 billion with stable leverage ratios
•	Repurchased $67.4 million, or 1.7 million shares, in the quarter. Entering the third quarter, the Company had approximately $460 million remaining under the current share repurchase authorization
•	Avnet paid a dividend of $0.18 per share, or $21.6 million, during the quarter

“In the December quarter, we generated $69 million of cash from continuing operations, which represents a sequential increase of $197 million,” said Ken Jacobson, interim CFO of Avnet. “We utilized the proceeds from the sale of marketable securities to buy back $67 million, or 1.7 million shares. Our disciplined share repurchase program, along with our quarterly dividend, has returned $183 million to shareholders during the first 6 months of fiscal 2018, demonstrating our commitment to our capital allocation priorities. Our transformation and cost reduction initiatives continue to gain traction, as operating income and operating margin increased sequentially. With the expectation of seasonally strong growth in the March quarter, additional cost reductions, and a strong balance sheet, we are well positioned to improve upon our performance in the second half of fiscal 2018 as we progress towards our long term financial objectives.”

Outlook for Third Quarter of Fiscal 2018 Ending on March 31, 2018

•	Sales are expected to be in the range of $4.65 billion to $4.95 billion
•	Adjusted diluted earnings per share[1] is expected to be in the range of $0.90 to $1.00 per share
•	The guidance assumes 121 million average diluted shares outstanding and an adjusted tax rate of 21% to 25%

The above guidance excludes any additional acquisitions, any results of discontinued operations, amortization of intangibles, accelerated depreciation, any potential restructuring, integration, and other expenses and certain income tax adjustments. In addition, the above guidance assumes that the average U.S. Dollar to Euro currency exchange rate for the third quarter of fiscal 2018 is $1.21 to €1.00. This compares with an average exchange rate of $1.06 to the Euro in the third quarter of fiscal 2017.

Outlook for Fiscal 2018 Ending on June 30, 2018

•	Sales are expected to be in the range of $18.5 billion to $18.9 billion
•	Adjusted diluted earnings per share[1] is expected to be in the range of $3.35 to $3.55 per share
•	The guidance assumes 122 million average diluted shares outstanding and an adjusted tax rate of 21% to 25%

The above guidance represents a 2% and 3% increase in sales and adjusted diluted earnings per share guidance, respectively, compared to the mid-point of prior fiscal 2018 guidance. The above guidance excludes any additional acquisitions, any results of discontinued operations, amortization of intangibles, accelerated depreciation, any potential restructuring, integration, and other expenses and certain income tax adjustments. In addition, the above guidance assumes that the average U.S. Dollar to Euro currency exchange rate for fiscal 2018 is $1.19 to €1.00. This compares with an average exchange rate of $1.09 to the Euro in fiscal 2017.

1 Refer to the “Non-GAAP Financial Information” section of this press release for a reconciliation of non-GAAP guidance.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “intend,” “estimate,” “forecast,” “expect,” “feel,” “believe,” “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Avnet’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, implementing and maintaining ERP systems and transitioning to a global ERP system, supplier losses and changes to supplier programs, an industry down-cycle in semiconductors, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or price discounts by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including Avnet’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Teleconference and Upcoming Events

Avnet will host a quarterly teleconference today at 10:00 a.m. Eastern Time. Financial information including financial statement reconciliations of non-GAAP to GAAP financial measures will be available through www.ir.avnet.com. Please log onto the site 15 minutes prior to the start of the event to register or download any necessary software. An archive copy of the teleconference will also be available after the call.

For a listing of Avnet’s upcoming events and other information, please visit Avnet’s Investor Relations website at www.ir.avnet.com.

About Avnet

From idea to design and from prototype to production, Avnet supports customers at each stage of a product’s lifecycle. A comprehensive portfolio of design and supply chain services makes Avnet the go-to guide for innovators who set the pace for technological change. For nearly a century, Avnet has helped its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com.

Visit the Avnet Investor Relations website at www.ir.avnet.com or contact us at investorrelations@avnet.com. (AVT_IR)

Investor Relations Contact

Vincent Keenan

Investor Relations

(480) 643-7053

investorrelations@avnet.com

Media Relations Contact

Maureen O’Leary

Corporate Communications

(480) 643-7499

maureen.o’leary@avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Second Quarters Ended		Six Months Ended
	December 30,	December 31,	December 30,	December 31,
	2017	2016	2017	2016
	(Thousands, except per share data)
Sales	$4,521,636	$4,273,559	$9,182,578	$8,391,663
Cost of sales	3,919,175	3,687,374	7,967,563	7,282,823
Gross profit	602,461	586,185	1,215,015	1,108,840
Selling, general and administrative expenses	478,681	431,555	974,886	795,227
Restructuring, integration and other expenses	36,762	30,400	83,156	59,869
Operating income	87,018	124,230	156,973	253,744
Other income (expense), net	762	(36,514)	16,341	(50,248)
Interest expense	(25,640)	(26,748)	(49,700)	(53,984)
Income from continuing operations before taxes	62,140	60,968	123,614	149,512
Income tax expense	5,346	28,503	8,638	49,359
Income from continuing operations, net of tax	56,794	32,465	114,976	100,153
Income (loss) from discontinued operations, net of tax	(10,070)	70,753	(9,949)	71,908
Net income	$46,724	$103,218	$105,027	$172,061

Earnings (loss) per share - basic:
Continuing operations	$0.47	$0.25	$0.94	$0.78
Discontinued operations	(0.08)	0.55	(0.08)	0.56
Net income per share basic	$0.39	$0.80	$0.86	$1.34

Earnings (loss) per share - diluted:
Continuing operations	$0.47	$0.25	$0.93	$0.77
Discontinued operations	(0.08)	0.54	(0.08)	0.55
Net income per share diluted	$0.39	$0.79	$0.85	$1.32

Shares used to compute earnings per share:
Basic	120,400	127,901	121,543	127,716
Diluted	121,749	130,347	122,867	130,055
Cash dividends paid per common share	$0.18	$0.17	$0.36	$0.34

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 30,	July 1,
	2017	2017
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$589,518	$836,384
Marketable securities	136,443	281,326
Receivables, net	3,295,014	3,337,624
Inventories	3,285,926	2,824,709
Prepaid and other current assets	269,204	253,765
Total current assets	7,576,105	7,533,808
Property, plant and equipment, net	507,692	519,575
Goodwill	1,181,013	1,148,347
Intangible assets, net	269,743	277,291
Other assets	265,952	220,568
Total assets	$9,800,505	$9,699,589

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$243,351	$50,113
Accounts payable	1,958,145	1,861,635
Accrued expenses and other	554,140	542,023
Total current liabilities	2,755,636	2,453,771
Long-term debt	1,488,066	1,729,212
Other liabilities	308,259	334,538
Total liabilities	4,551,961	4,517,521
Shareholders’ equity	5,248,544	5,182,068
Total liabilities and shareholders’ equity	$9,800,505	$9,699,589

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	December 30, 2017	December 31, 2016
	(Thousands)
Cash flows from operating activities:
Net income	$105,027	$172,061
Less: Income (loss) from discontinued operations, net of tax	(9,949)	71,908
Income from continuing operations	114,976	100,153

Non-cash and other reconciling items:
Depreciation	77,510	45,616
Amortization	47,256	11,759
Deferred income taxes	(55,921)	9,312
Stock-based compensation	17,090	32,525
Other, net	22,386	13,069
Changes in (net of effects from businesses acquired and divested):
Receivables	108,459	(127,153)
Inventories	(410,361)	139,672
Accounts payable	75,342	133,698
Accrued expenses and other, net	(55,955)	(55,437)
Net cash flows (used) provided by operating activities - continuing operations	(59,218)	303,214
Net cash flows used by operating activities - discontinued operations	—	(63,124)
Net cash flows (used) provided by operating activities	(59,218)	240,090

Cash flows from financing activities:
Issuance of notes, net of issuance costs	—	296,374
Repayment of notes	—	(378,559)
Borrowings (repayments) under accounts receivable securitization, net	78,000	(264,963)
Borrowings (repayments) under senior unsecured credit facility, net	(99,971)	771,174
Repayments under bank credit facilities and other debt, net	(27,381)	(18,978)
Borrowings of term loans	—	530,756
Repurchases of common stock	(135,458)	—
Dividends paid on common stock	(43,572)	(43,426)
Other, net	(1,214)	13,825
Net cash flows (used) provided by financing activities - continuing operations	(229,596)	906,203
Net cash flows used by financing activities - discontinued operations	—	(16,505)
Net cash flows (used) provided by financing activities	(229,596)	889,698

Cash flows from investing activities:
Purchases of property, plant and equipment	(67,397)	(70,424)
Acquisitions of businesses, net of cash acquired	(14,661)	(798,366)
Other, net	2,402	7,766
Net cash flows used for investing activities - continuing operations	(79,656)	(861,024)
Net cash flows provided (used) by investing activities - discontinued operations	112,664	(3,093)
Net cash flows provided (used) by investing activities	33,008	(864,117)
Effect of currency exchange rate changes on cash and cash equivalents	8,940	(27,007)
Cash and cash equivalents:
— (decrease) increase	(246,866)	238,664
— at beginning of period	836,384	1,031,478
— at end of period	$589,518	$1,270,142

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted operating expenses, (iii) adjusted other income (expense), (iv) adjusted income tax expense, (v) adjusted income from continuing operations, (vi) adjusted diluted earnings per share, and (vii) sales adjusted for the impact of acquisitions and other items (as defined in the Organic Sales section of this document).

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “excluding the impact of changes in foreign currency exchange rates” or “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income and operating expenses adjusted for restructuring, integration and other expenses and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income and operating expenses without the impact of these items as well as other income (expense) excluding certain non-recurring amounts as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in many cases, for measuring performance for compensation purposes.

Additional non-GAAP metrics management uses are adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales and adjusted operating expense to gross profit ratio, which is defined as adjusted operating expenses (as defined above) divided by gross profit.

Management also believes income tax expense, income from continuing operations and diluted earnings per share from continuing operations adjusted for the impact of the items described above and certain items impacting income tax expense are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes income from continuing operations and diluted earnings per share from continuing operations excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Other metrics management monitors in its assessment of business performance include return on working capital (ROWC), return on capital employed (ROCE) and working capital velocity (WC velocity).

•

ROWC is defined as annualized adjusted operating income (as defined above) divided by the sum of the monthly average balances of receivables and inventories less accounts payable from both continuing and discontinued operations.

•

ROCE is defined as annualized, tax effected adjusted operating income (as defined above) divided by the monthly average balances of interest-bearing debt and equity (including the impact of adjustments to operating income discussed above) less cash and cash equivalents from both continuing and discontinued operations.

•	WC velocity is defined as annualized sales divided by the sum of the monthly average balances of receivables and inventories less accounts payable.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

		Quarters Ended
	Fiscal Year to Date	December 30,	September 30,
	2018	2017*	2017*
	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses - continuing operations	$974,886	$478,681	$496,206
Amortization of intangible assets and other - continuing operations	(47,462)	(21,877)	(25,585)
Adjusted operating expenses - continuing operations	927,424	456,804	470,620

GAAP operating income - continuing operations	$156,973	$87,018	$69,955
Restructuring, integration and other expenses - continuing operations	83,156	36,762	46,394
Amortization of intangible assets and other - continuing operations	47,462	21,877	25,585
Adjusted operating income - continuing operations	287,591	145,657	141,934

GAAP other income (expense), net - continuing operations	$16,341	$762	$15,579
Foreign currency gain (loss) - continuing operations	(9,340)	546	(9,886)
Adjusted other income (expense), net - continuing operations	7,000	1,308	5,692

GAAP income before income taxes- continuing operations	$123,614	$62,140	$61,474
Restructuring, integration and other expenses - continuing operations	83,156	36,762	46,394
Amortization of intangible assets and other - continuing operations	47,462	21,877	25,585
Foreign currency gain (loss) - continuing operations	(9,340)	546	(9,886)
Adjusted income before income taxes - continuing operations	244,892	121,325	123,567

GAAP income tax expense (benefit) - continuing operations	$8,638	$5,346	$3,292
Restructuring, integration and other expenses - continuing operations	25,782	9,004	16,778
Amortization of intangible assets and other - continuing operations	9,605	4,405	5,200
Foreign currency gain (loss) - continuing operations	(3,347)	84	(3,431)
Discrete income tax benefit items, net - continuing operations	14,915	8,017	6,898
Adjusted income tax expense - continuing operations	55,593	26,856	28,737

GAAP income - continuing operations	$114,976	$56,794	$58,182
Restructuring, integration and other expenses (net of tax) - continuing operations	57,374	27,758	29,616
Amortization of intangible assets and other (net of tax) - continuing operations	37,857	17,472	20,385
Foreign currency gain (loss) (net of tax) - continuing operations	(5,993)	462	(6,455)
Discrete income tax benefit items, net - continuing operations	(14,915)	(8,017)	(6,898)
Adjusted income - continuing operations	189,298	94,469	94,829

GAAP diluted EPS - continuing operations	$0.93	$0.47	$0.47
Restructuring, integration and other expenses (net of tax) - continuing operations	0.47	0.23	0.24
Amortization of intangible assets and other (net of tax) - continuing operations	0.31	0.14	0.16
Foreign currency gain (loss) (net of tax) - continuing operations	(0.05)	0.00	(0.05)
Discrete income tax benefit items - continuing operations	(0.12)	(0.07)	(0.06)
Adjusted diluted EPS - continuing operations	1.54	0.78	0.76

* May not foot due to rounding

		Fiscal Year 2017
		Quarters Ended
	Fiscal	July 1,	April 1,	December 31,	October 1,
	2017*	2017*	2017*	2016*	2016*
		($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses - continuing operations	$1,770,627	$495,210	$480,190	$431,555	$363,672
Amortization of intangible assets and other - continuing operations	(54,526)	(19,822)	(22,497)	(9,829)	(2,378)
Adjusted operating expenses - continuing operations	1,716,101	475,388	457,693	421,726	361,294

GAAP operating income - continuing operations	$461,400	$93,373	$114,283	$124,230	$129,514
Restructuring, integration and other expenses - continuing operations	137,415	42,033	35,513	30,400	29,469
Amortization of intangible assets and other - continuing operations	54,526	19,822	22,497	9,829	2,378
Adjusted operating income - continuing operations	653,341	155,228	172,293	164,459	161,361

GAAP other (expense) income, net - continuing operations	$(44,305)	$(13,495)	$19,439	$(36,514)	$(13,734)
Unrealized (gain) loss on marketable securities and other - continuing operations	765	14,624	(13,859)	-	-
Acquisition related FX hedging and financing costs - continuing operations	43,707	-	-	32,700	11,007
Adjusted other (expense) income, net - continuing operations	167	1,129	5,580	(3,814)	(2,727)

GAAP income before income taxes- continuing operations	$310,404	$54,705	$106,188	$60,968	$88,544
Restructuring, integration and other expenses - continuing operations	137,415	42,033	35,513	30,400	29,469
Amortization of intangible assets and other - continuing operations	54,526	19,822	22,497	9,829	2,378
Unrealized (gain) loss on marketable securities and other - continuing operations	765	14,624	(13,859)	-	-
Acquisition related FX hedging and financing costs - continuing operations	43,707	-	-	32,700	11,007
Adjusted income before income taxes - continuing operations	546,817	131,184	150,339	133,897	131,398

GAAP income tax expense (benefit) - continuing operations	$47,053	$(18,574)	$16,268	$28,503	$20,856
Restructuring, integration and other expenses - continuing operations	45,403	16,324	12,455	7,378	9,246
Amortization of intangible assets and other - continuing operations	14,670	6,654	5,077	2,342	597
Unrealized (gain) loss on marketable securities and other - continuing operations	1,381	6,812	(5,431)	-	-
Acquisition related FX hedging and financing costs - continuing operations	6,968	-	-	4,230	2,738
Discrete income tax benefit (expense) items, net - continuing operations	14,695	14,987	7,712	(9,369)	1,365
Adjusted income tax expense - continuing operations	130,170	26,203	36,081	33,084	34,802

GAAP income - continuing operations	$263,351	$73,279	$89,920	$32,465	$67,688
Restructuring, integration and other expenses (net of tax) - continuing operations	92,012	25,709	23,058	23,022	20,223
Amortization of intangible assets and other (net of tax) - continuing operations	39,856	13,168	17,420	7,487	1,781
Unrealized (gain) loss on marketable securities and other (net of tax) - continuing operations	(616)	7,812	(8,428)	-	-
Acquisition related FX hedging and financing costs (net of tax) - continuing operations	36,739	-	-	28,470	8,269
Discrete income tax expense (benefit) items, net - continuing operations	(14,695)	(14,987)	(7,712)	9,369	(1,365)
Adjusted income - continuing operations	416,647	104,981	114,258	100,813	96,596

GAAP diluted EPS - continuing operations	$2.05	$0.59	$0.69	$0.25	$0.52
Restructuring, integration and other expenses (net of tax) - continuing operations	0.73	0.21	0.18	0.18	0.16
Amortization of intangible assets and other (net of tax) - continuing operations	0.32	0.11	0.14	0.06	0.01
Unrealized (gain) loss on marketable securities and other (net of tax) - continuing operations	(0.01)	0.06	(0.07)	-	-
Acquisition related FX hedging and financing costs (net of tax) - continuing operations	0.28	-	-	0.22	0.06
Discrete income tax expense (benefit) items, net - continuing operations	(0.13)	(0.13)	(0.06)	0.07	(0.01)
Adjusted diluted EPS - continuing operations	3.24	0.84	0.88	0.77	0.74

* May not foot due to rounding

Organic Sales

Organic sales is defined as sales adjusted for the impact of significant acquisitions, divestitures and other items by adjusting Avnet’s prior and current (if necessary) periods to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. Organic sales is measured on a sales from continuing operations basis. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

			As Reported		Organic
	As Reported		Year-Year %		Year-Year %
	and Organic	As Reported	Change in	Organic	Change in
	Q2-Fiscal	Year-Year	Constant	Year-Year	Constant
	2018	% Change	Currency	% Change	Currency
	(Dollars in millions)
Avnet	$4,521.6	5.8%	3.1%	4.6%	1.9%
Avnet by region
Americas	$1,210.2	(3.4)%	—	(4.8)%	—
EMEA	1,506.0	9.1	0.8%	7.0	(1.2)%
Asia	1,805.4	10.1	10.2	9.8	9.9
Avnet by segment
EC	$4,163.5	4.0%	1.4%	4.0%	1.4%
PF	358.1	33.0	27.5	12.3	7.7

The following table presents the reconciliation of reported sales to organic sales for the second quarters and first six months of fiscal 2017.

	Second Quarter Ended			Six Months Ended
	Sales as		Organic	Sales as		Organic
	Reported	Sales from	Sales	Reported	Sales from	Sales
	Fiscal 2017	Acquisitions (1)	Fiscal 2017	Fiscal 2017	Acquisitions (1)	Fiscal 2017
	(in millions)
Avnet	$4,273.6	$49.6	$4,323.2	$8,391.7	$378.4	$8,770.0
Avnet by region
Americas	$1,252.6	$18.3	$1,270.9	$2,503.1	$154.5	$2,657.6
EMEA	1,380.7	26.5	1,407.2	2,646.0	178.9	2,824.9
Asia	1,640.3	4.8	1,645.1	3,242.6	45.0	3,287.6
Avnet by segment
EC	$4,004.4	$—	$4,004.4	$8,122.4	$—	$8,122.4
PF	269.2	49.6	318.8	269.2	378.4	647.6

(1)	Includes Premier Farnell acquired on October 17, 2016, which has operations in each Avnet region.

Sales from suppliers lost as a result of supplier channel changes were $61.8 million, $92.5 million and $79.5 million in the second quarter of fiscal 2017 for the Americas, EMEA and Asia regions, respectively compared to sales of $4.0 million, $1.0 million and $2.6 million in the second quarter of fiscal 2018 for the Americas, EMEA and Asia regions, respectively.

Historical Segment Financial Information

	Fiscal	Second Quarter	First Quarter
	Year to Date	December 30,	September 30,
	2018*	2017	2017
	(in millions)
Sales:
Electronic Components	$8,470.8	$4,163.5	$4,307.2
Premier Farnell	711.8	358.1	353.7
Avnet sales	$9,182.6	$4,521.6	$4,660.9

Operating income:
Electronic Components	$269.5	$129.9	$139.6
Premier Farnell	70.4	35.6	34.8
	339.9	165.5	174.4
Corporate expenses	(52.2)	(19.8)	(32.4)
Restructuring, integration and other expenses	(83.2)	(36.8)	(46.4)
Amortization of acquired intangible assets and other	(47.5)	(21.9)	(25.6)
Avnet operating income	$157.0	$87.0	$70.0

Sales by geographic area:
Americas	$2,395.7	$1,210.2	$1,185.5
EMEA	3,199.0	1,506.0	1,693.0
Asia	3,587.8	1,805.4	1,782.4
Avnet sales	$9,182.6	$4,521.6	$4,660.9

* May not foot due to rounding

		Fiscal Year 2017
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	July 1,	April 1,	December 31,	October 1,
	2017	2017	2017	2016	2016
	(in millions)
Sales:
Electronic Components	$16,474.1	$4,260.7	$4,090.9	$4,004.3	$4,118.1
Premier Farnell (1)	965.9	345.7	351.0	269.2	-
Avnet sales	$17,440.0	$4,606.4	$4,441.9	$4,273.6	$4,118.1

Operating income:
Electronic Components	$661.0	$152.4	$156.8	$166.7	$185.1
Premier Farnell (1)	99.8	35.5	40.3	24.0	-
	760.8	187.9	197.1	190.7	185.1
Corporate expenses (2)	(107.5)	(32.7)	(24.9)	(26.3)	(23.7)
Restructuring, integration and other expenses	(137.4)	(42.0)	(35.5)	(30.4)	(29.5)
Amortization of acquired intangible assets and other	(54.5)	(19.8)	(22.5)	(9.8)	(2.4)
Avnet operating income	$461.4	$93.4	$114.3	$124.2	$129.5

Sales by geographic area:
Americas	$5,163.9	$1,332.2	$1,328.6	$1,252.6	$1,250.5
EMEA	5,912.9	1,651.0	1,615.9	1,380.7	1,265.3
Asia	6,363.2	1,623.2	1,497.4	1,640.3	1,602.3
Avnet sales	$17,440.0	$4,606.4	$4,441.9	$4,273.6	$4,118.1

(1)	Premier Farnell was acquired on October 17, 2016.
(2)	Prior to the divestiture of the Technology Solutions business in Q3 FY17, a portion of Corporate support expenses were classified within discontinued operations.

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for the third quarter of fiscal 2018.

	Low End of	High End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance	$0.90	$1.00
Restructuring, integration and other expense (net of tax) (1)	(0.17)	(0.11)
Amortization of intangibles and other (net of tax)	(0.15)	(0.14)
Income tax expense adjustments	0.08	0.11
GAAP diluted earnings per share guidance	$0.66	$0.86

(1)	Includes accelerated depreciation.

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for fiscal 2018.

	Low End of	High End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance	$3.35	$3.55
Restructuring, integration and other expense (net of tax) (1)	(0.87)	(0.74)
Amortization of intangibles and other (net of tax)	(0.61)	(0.57)
Other Income	(0.05)	(0.05)
Income tax expense adjustments	0.22	0.28
GAAP diluted earnings per share guidance	$2.04	$2.47

(1)	Includes accelerated depreciation.